SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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GLOBAL ARENA HOLDING, INC.

(Name of Registrant as Specified in its Charter)

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GLOBAL ARENA HOLDING, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 7, 2014

To the Shareholders of Global Arena Holding, Inc.:

   You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Global Arena Holding, Inc. (the “Company”), which will be held at 555 Madison Avenue, 12th Floor, New York, NY 10022, on August 7, 2014 at 10:00 a.m., local time, and any adjournments or postponements thereof for the following purposes:

1.

To approve the May 7, 2014 amendment to the Company’s Stock Awards Plan, originally filed June 27, 2011, in the form attached as Exhibit A hereto (the “Stock Awards Plan”);

2.

To amend the Company’s articles of incorporation to increase the amount of authorized preferred shares from 2,000,000 to 5,000,000; and

3.

To amend the Company’s bylaws to create a staggered board, as described in Proposal III;

4.

If the Company's amended and restated bylaws are adopted by the shareholders, then to elect three Class I directors to serve until the Company's 2014 Annual Meeting of Shareholders, three Class II directors to serve until the Company’s 2015 Annual Meeting of Shareholders, and two Class III directors to serve until the Company’s 2016 Annual Meeting of Shareholders, or, if the Company's amended and restated bylaws are not adopted by the shareholders, then to elect eight directors to serve until the Company's next Annual Meeting of Shareholders; and

5.

To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on July 7, 2014 will be entitled to vote at the annual meeting.  Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice.  Please read the proxy statement and vote your shares as soon as possible.  To ensure your representation at the annual meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the annual meeting.  A proxy and a self-addressed stamped envelope are enclosed.  If you attend the annual meeting, you may withdraw your proxy and vote in person.

   The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

                           By Order of the Board of Directors,

July 16, 2014         John Matthews, Chairman of the Board

GLOBAL ARENA HOLDING, INC.

555 Madison Avenue, 12th Floor

New York, NY 10022

212-508-4700

PROXY STATEMENT

FOR

2013 ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of Global Arena Holding, Inc. (the “Company”) for use at the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on August 7, 2014 at 10:00 a.m., local time, at 555 Madison Avenue, 12th Floor, New York, NY 10022, and any adjournments or postponements of the Annual Meeting.

   This Proxy Statement and the accompanying proxy form are first being mailed to shareholders entitled to vote at the Annual Meeting on or about July 16, 2014.  Our annual report on Form 10-K for the year ended December 31, 2013 is available on the SEC website at www.sec.gov or on our website at http://affordabledisclosure.com/ir/gahc/

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

   At the Annual Meeting, the shareholders will act upon the matters described in the notice of meeting contained in this Proxy Statement, including the adoption of the amended and restated bylaws and the election of directors.  We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign, and return the enclosed proxy card.

Who is entitled to vote?

   Only holders of shares of the Company’s Common Stock outstanding as of the close of business on July 7, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Annual Meeting?

   All shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting.  Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What constitutes a quorum?

   A majority of the 24,136,693 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be part of the quorum.  Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied.  Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes.  However, broker non-votes will not be counted as votes for or against any proposal.

What is the effect of not voting?

   It will depend on how your share ownership is registered.  If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement.  If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

   If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum.  In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.  Your broker may vote your shares in its discretion on routine matters.  With regard to non-routine matters, broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether these matters have been approved.  Abstentions will be counted toward the tabulation of votes and will have the same effect as negative notes.  Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How can I vote?

   You can vote in one of two ways.  You can vote by mail or you can vote in person at the meeting.

   You may vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States.  The shares you own will be voted according to the instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of the Board of Directors.

   You may vote in person.  If you attend the Annual Meeting, then you may vote by delivering your completed proxy card in person or you may vote by completing a ballot.  Ballots will be available at the meeting.

Can I change my vote after I return my proxy card?

   Yes.  Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Annual Meeting.  Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.  Unless so revoked, the shares represented by proxies received by the proxy holders will be voted at the Annual Meeting.  When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications.  A written notice to the Company’s Secretary revoking your proxy must be sent to Global Arena Holding, Inc., 555 Madison Avenue, 12th Floor, New York, NY 10022, Attention:  Secretary.

What am I voting on?

   You are voting on four proposals:

1.

The proposal to approve the May 7, 2014 amendment to the Company’s Stock Awards Plan, originally filed June 27, 2011;

2.

The proposal to amend the articles of incorporation to increase the authorized preferred shares;

3.

The proposal to amend and restate the Company’s bylaws to create a staggered board; and

4.

The election of directors.

What are the Board’s recommendations?

   The Board recommends a vote:

1.

For the approval of the May 7, 2014 amendment to the Company’s Stock Awards Plan;

2.

For the amendment of the articles of incorporation to increase the authorized preferred shares;

3.

For the adoption of the amended and restated bylaws to create a staggered board; and

4.

For the election of the directors.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board.

How are votes counted?

   Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes, and with respect to proposals other than the election of directors, “Against” votes, abstentions, and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give the broker or nominee specific instructions, your broker or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

   If a quorum is present at the Annual Meeting, then the adoption of the amended Company’s Stock Awards Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

   The amendment of the articles of incorporation requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

   The adoption of the amended and restated bylaws to create a staggered board requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

   The election of each director requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

Are there any other items that are to be discussed during the Annual Meeting?

   No.  The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting.  If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who pays to prepare, mail, and solicit the proxies?

   Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails.  Solicitations may be made by directors, officers and other employees of the Company, none of whom will receive additional compensation for such solicitations.  The cost of soliciting proxies will be borne by the Company.  It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services.  All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

   Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement.  Upon written or oral request, the Company will promptly deliver a separate copy of this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  Shareholders may notify the Company of their requests by calling the Company at (212) 508-4700 or by sending a written request addressed to Global Arena Holding, Inc., 555 Madison Avenue, 12th Floor, New York, NY 10022, Attention:  Secretary.  Upon written or oral request, the Company will promptly deliver a copy of the annual report to any shareholder.  Shareholders may notify the Company of their requests by calling the Company at (212) 508-4700 or by sending a written request addressed to Global Arena Holding, Inc., 555 Madison Avenue, 12th Floor, New York, NY 10022, Attention:  Secretary.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL I.   APPROVAL OF THE MAY 7, 2014 AMENDMENT TO THE COMPANY’S STOCK AWARDS PLAN

Introduction

   The Board of Directors has approved and recommends that the shareholders approve the amendment of the Company’s Stock Awards Plan, which will increase the number of shares authorized to be issued under the Plan.  The description set forth below of the amended Stock Awards Plan is qualified in its entirety by reference to the text of Exhibit A that is incorporated herein by this reference.  The amended Stock Awards Plan is being presented to the shareholders for their adoption.  As more fully described below, the Board of Directors believes that the amended Stock Awards Plan would, if approved, provide a means through which the Company, and its subsidiaries, if any, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company.  Shareholders are urged to read and consider carefully the amended Stock Awards Plan.

Shares Subject to the Plan.  Subject to Section 11 of the Plan, the aggregate number of common shares that may be issued under the Plan shall be increased to 3,100,000 common shares.  The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any common shares subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

What happens if the amendment is not approved at this meeting?

If shareholder approval is not received at this meeting, the Company’s ability to issue additional options under the Stock Awards Plan will be limited by the original amount of shares authorized under the original Stock Award Plan.  The Stock Awards Plan will not expire, but the Company will be unable to issue any additional shares under the Stock Awards Plan.  This will limit the Company’s ability to issue shares to pay employees and consultants as needed.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MAY 7, 2014 AMENDMENT TO THE COMPANY’S STOCK AWARDS PLAN, ORIGINALLY FILED JUNE 27, 2011.

PROPOSAL II.  AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED PREFERRED SHARES FROM 2,000,000 PREFERRED SHARES TO 5,000,000 PREFERRED SHARES.

The Board of Directors has approved and recommends that the shareholders approve the Amendment of the Articles of Incorporation to increase the number of authorized preferred shares from 2,000,000 to 5,000,000.

We intend to file an amendment to our Articles of Incorporation with the Secretary of State for the State of Delaware effectuating the above action.

The Authorized Preferred Stock Increase

The purpose of the increase in authorized preferred stock is to increase the number of shares of our preferred stock available for issuance to selected investors and to current officers and directors to ensure that we can maintain control of the company.  As of the date of this Proxy Statement, we have not identified any potential investors and have not entered into any agreements relating to any potential investment in the Company or otherwise pursuant to which we will issue shares of preferred stock.  There are no current plans to issue the additional shares, and the Company can issue the additional shares without shareholder approval.

Currently, there is no plan to issue any additional preferred shares.  In the event that any additional preferred shares are issued in the future, our common shareholders and our preferred shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the preferred shares.  No additional corporate action is needed to issue any preferred shares.  The Company may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take-over by another company; there is no plan to do so at this time.

What happens if the amendment is not approved at this meeting?

If shareholder approval is not received at this meeting, the Company’s ability to issue additional preferred shares will be limited by the amount currently authorized.  This limits our ability to issue preferred shares to pay employees and consultants as needed, as well as limiting our ability to issue preferred shares to prevent takeovers.

PROPOSAL III.  ADOPTION OF AMENDED AND RESTATED BYLAWS TO CREATE A STAGGERED BOARD OF DIRECTORS

The Board of Directors has approved and recommends that the shareholders approve the Amended and Restated Bylaws which consists of a proposal to adopt amended and restated bylaws for the Company in the form attached to this proxy statement as Exhibit B (the “Amended and Restated Bylaws”).  The description set forth below of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of Exhibit B which is incorporated herein by this reference.  As is discussed below, the Amended and Restated Bylaws would, among other things, amend the existing bylaws by adding four directors and creating a classified board of directors.

Classified Board of Directors

  Pursuant to Delaware law, unless otherwise provided in the bylaws, directors are elected for one year terms at the annual meeting of shareholders.  The amended and restated bylaws would provide for the Board to be divided into three classes of directors serving staggered three-year terms.  As a result, approximately one-third of the Board will be elected each year.  Initially, we will be electing eight directors to serve between one to three year terms at the Annual Meeting, as is described in “PROPOSAL IV – ELECTION OF DIRECTORS,” below.  The directors elected to a Class I position will serve until the 2014 Annual Meeting of Shareholders.  The directors elected to a Class II position will serve until the 2015 Annual Meeting of Shareholders.  The directors elected to a Class III position will serve until the 2016 Annual Meeting of Shareholders.  After this transitional arrangement, the Directors will serve for three years, with one class being elected each year.

At the Annual Meeting, it is proposed that Joshua Winkler, Anthony Crisci, Jr., and Martin Doane be elected to serve as a Class I Director.  It is proposed that Kathryn Weisbeck, Simon Littlewood, and Facundo Bacardi be elected to serve as a Class II Director.  It is proposed that John Matthews and George Ma Liqiang be elected to serve as a Class III Director.

Commencing with the re-election of directors to Class I, II, and III positions at the 2014 Annual Meeting of Shareholders, directors elected at an annual meeting will be elected to a three year term.  The amended and restated bylaws give the Board a greater likelihood of continuity and experience since at any one time approximately one-third of the Board will be in its first year of service and approximately two-thirds will be in its second or third year of service.  Members elected within the most recent year will comprise approximately one-third of the membership of the Board.  Although the Board is not aware of any problems experienced by the Company in the past with respect to continuity and stability of leadership and policy, the Board believes that a classified Board will decrease the likelihood of problems of continuity and stability arising in the future.

What happens if this amendment is not approved at this meeting?

A classified Board with staggered three-year terms will make the Company less attractive to tender offers and proxy contest since, if the Board were comprised of four members as it is at present, a majority shareholder will, under the amended and restated bylaws, probably need at least two annual meetings to obtain control of the Board, as opposed to one meeting.  The Board believes that this provision of the amended and restated bylaws will lead a well-financed bidder into direct negotiation with the Board and therefore discourages potential hostile takeovers of the Company.

If the amendment is not approved, the Company is more susceptible to tender offers and proxy contests, as well as potential hostile takeovers.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDED AND RESTATED BYLAWS

PROPOSAL IV.  ELECTION OF DIRECTORS

   The Board of Directors recommends the following nominees for election as directors and recommends that each shareholder vote “FOR” the nominees.  Executed proxies in the accompanying form will be voted at the annual meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

If the amended and restated bylaws are adopted, our Board of Directors will be divided into three classes (designated “Class I,” “Class II,” and “Class III”), with the number of directors in each class being as nearly equal in number as possible.  The amended and restated bylaws provide that, after the initial classification, the directors in each respective class will serve three-year terms expiring at the third annual meeting of shareholders after their elections or until their respective successors have been duly elected and qualified.  The initial term of the Class I directors will expire at the 2014 Annual Meeting.  The initial term of the Class II directors will expire at the 2015 Annual Meeting.  The initial term of the Class III directors will expire at the 2016 Annual Meeting.

Our Board of Directors has nominated Joshua Winkler, Anthony Crisci, Jr., and Martin Doane to stand for election as Class I directors with their terms to expire at the 2014 Annual Meeting.  Our Board of Directors has nominated Kathryn Weisbeck, Simon Littlewood, and Facundo Bacardi to stand for election as Class II directors with their terms to expire at the 2015 Annual Meeting.  Our Board of Directors has nominated John S. Matthews and George Ma Liqiang to stand for election as Class III directors with their terms to expire at the 2016 Annual Meeting.  If the amended and restated bylaws are not adopted, then each of the nominees will be elected to serve as a director until the next Annual Meeting of Shareholders.

The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable or will decline to serve.  In the event, however, that any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current Board of Directors to fill the vacancy.

All of the nominees for director named above are currently directors of the Company and are proposed to be elected at the Annual Meeting to serve for the terms described above.  Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the nominees receiving the highest number of affirmative votes of the votes represented at the Annual Meeting will be elected as directors.  Proxies solicited by the Board will be voted “FOR” the nominees named above unless a shareholder specifies otherwise.

   The following is biographical information and the age (as of the Record Date) for each person nominated to continue to serve as a director of the Company:

NOMINEES FOR DIRECTORS

Class I Director (Term to expire at the 2014 annual meeting of shareholders)

Joshua Winkler.  Joshua Winkler was been the chief financial officer of Global Arena Holding since October 27, 2010, and was the Chief Executive Officer of the Company from January 3, 2012 through March 20, 2014.  Mr. Winkler has extensive background and experience in accounting, operations and financing especially in the healthcare, telecommunications, technology, entertainment, finance, among other sectors.  In the last several years, Mr. Winkler has been involved in venture and growth capital financing business representing ultra high net worth individuals.  He brings with him an extensive managerial and operation experience.  From 2006 to 2008, after his retirement from IDT and Net2Phone, Mr. Winkler worked at BullDog Entertainment, LLC in the entertainment sector in ticketing and promotions, a company which was later sold to Warner Music Group.

From 1995 to 2002, Mr. Winkler served as the president of the retail division of IDT Corporation (NYSE: IDT), where he was an executive officer and member of the board of directors.  His executive duties put him in control of the worldwide phone cards division.  He also spun off a group known as Net2Phone which was later sold to AT&T.  Prior to 1995, Mr. Winkler was the president of a leading medical complex and laboratory that provided family primary and urgent care for over ten years until it was sold.  Prior to 1985, Mr. Winkler practiced as a certified public accountant for nearly ten years for national accounting and audit firms including Oppenheimer, Apple, Dixon & Company and other firms with strong taxation practices.

Anthony S. Crisci, Jr.  Anthony Cirsci, Jr. has been the associate general counsel for Health Quest Systems, Inc. from December 2009 through today.  Mr. Crisci, Jr. graduated from Hofstra University School of Law in May 1998, and received a B.B.A. in accounting from Hofstra University in May 1991.

Martin J. Doane.   Martin Doane has been a director of the Company since November 7, 2011.  Additionally, Mr. Doane is a founding partner and CEO of Ubequity Capital.  He brings with him 18 years of experience as a lawyer and two decades of activity in the corporate finance M&A, financial services and venture capital fields. He has served on a variety of boards of both public and private companies. He has also served as CEO of technology and digital media companies, including most recently, Silverback Media PLC, which he grew in less than 3 years from an idea to a multi-national mobile solutions group, with a revenue base of $25 million and 100+ employees directed Ubequity's strategy and business development. He will focus on originating opportunities for the firm.

In his legal career, Mr. Doane was a partner at leading Canadian national and boutique firms. He engaged in a diverse litigation practice, involving significant work in the areas of corporate, employment, constitutional, securities, human rights and class action litigation. He appeared as counsel at all levels of court in Canada and has dozens of reported decisions to his credit. Always active in the pro bono sphere, Mr. Doane litigated numerous precedent-setting cases as Special Counsel for the Canadian Civil Liberties Association and Democracy Watch. He is a member in good standing of the Law Society of Upper Canada.

Mr. Doane is a graduate of the University of Western Ontario and Osgoode Hall Law School. In 2002, Mr. Doance was awarded the Golden Jubilee Medal for his public service to Canada.

Class II Directors (term to expire at the 2015 annual meeting of shareholders)

Kathryn Weisbeck.  Kathryn Weisbeck joined Global Arena Holding Inc. in 2009 with the company’s acquisition of her company Lillybell Entertainment, which was created for the purpose of providing investment opportunities in the art and entertainment space. Concurrently, Ms. Weisbeck has worked with the management of Global assisting at the public company level in the identification of corporate acquisitions, as well as handling and responding to all investor relations. Ms. Weisbeck will also be responsible for the corporate branding of the Public Company and will serve beginning in 2014, as the Director of Corporate Communications. Ms. Weisbeck has two bachelors’ degrees from Loyola Marymount University in Los Angeles, CA.

Simon Littlewood.  Simon Littlewood was the founder of New Asia Assets Ltd., a company headquartered in Hong Kong and has been the CEO of New Asia Assets Ltd. since 2009.  He was an authorized corporate financier with the UK Financial Services Authority from 1998 through 2009.  Mr. Littlewood is a director for Infra Eco Ltd., New Asia Assets Ltd., JHNCG Ltd., Global Gate Property Ltd., and Asia Access Holding Ltd., all of which are headquartered in Hong Kong.  He is also a director for Infra AG, a German company.

Mr. Littlewood received a master’s degree in law from Oxford University in 1989.  Mr. Littlewood became an ACA chartered accountant, qualified in the UK, in 1993.

Facundo Bacardi.  Facundo Bacardi has been a director of the Company since November 7, 2011.  Mr. Bacardi is a current shareholder and member of the family that owns and controls Bacardi Ltd., a worldwide liquor manufacturer and distributor.  From 1979 to 1991, he was in charge of Bacardi’s manufacturing and distribution division for Nassau, Brazil, Trinidad and Central America.  Currently, Mr. Bacardi serves as a director of Suramericana de Inversiones, S.A., an investment company located in Panama, and has served in that capacity since 1990.  Mr. Bacardi is a founding shareholder of JSM Capital Holding Corp., a significant shareholder of the Company.

Class III Directors (term to expire at the 2016 annual meeting of shareholders)

John Matthews.  John Matthews has been the Chairman of the Board of Global Arena Holding since October 27, 2010.  From October 2010 to January 2012, Mr. Matthews was the chief executive officer of Global Arena Holding.  As of March 20, 2014, he has regained the position of chief executive officer.  From January 2006 to February 2008, Mr. Matthews was the president of Clark Dodge, a FINRA registered broker/dealer.

From January 2003 to September 2005, Mr. Matthews was the chairman of JSM Capital Holding Corp., held the independent contractor agreement for two Office of Supervisory Jurisdictions with vFinance Investments, Inc. and was responsible for all supervision of 35 registered representatives.

Concurrently, during the period from January 2003 until October 2004, Mr. Matthews served as the president of vFinance Investments and was responsible for all retail sales of 165 registered representatives and 28 branch offices.

From 2001 through 2003, Mr. Matthews served as Chairman of Ehrenkranz, King & Nussbaum, a NASD broker/dealer.

From 1996 to 2000, Mr. Matthews served as chairman and chief executive officer of Weatherly Securities Corp., a full service NASD brokerage firm.  In May 2000, Weatherly Securities was sold to Weatherly International PLC, a publicly-traded company listed on the London Stock Exchange’s Alternative Investment Market.  From 1992 to 1996, Mr. Matthews worked as a registered representative, qualifying as a NASD Series 24 principal in 1992.  Over the course of his career, Mr. Matthews has gained extensive experience with the daily operation and administration of a financial services firm.

Mr. Matthews graduated with a bachelor of arts from Long Island University in 1986.

George Ma Liqiang:  George Ma Liqiang has been the founder, chairman, director and president of Shandong Sifang Jia Hui Industrial Group Co., Ltd. since 2006.  Jia Hui Industrial Group is headquartered in Jinan, Shandong Province with branches and operations in Shanghai, Beijing, Chongqing, Shenzhen, Urumqi, Hong Kong, Singapore, Frankfurt, and Dubai.  He holds a Ph.D. in management from the University of Science and Technology of China.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings

   During 2013, the Board of Directors of the Company held six telephonic meetings.  Each director attended 100% of the aggregate number of meetings of the Board held during 2013.

   It is the Company’s current policy to strongly encourage directors to attend the Annual Meeting of Shareholders, but they are not required to attend.

   Our Board of Directors presently has four members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL IV.  ELECTION OF DIRECTORS.”

Lack of Independence of Directors

At present, no members of our Board of Directors is be deemed to be “independent”.  In making that determination, our Board utilized the definition of independence used by The National Association of Securities Dealer, Inc.  Automated Quotation system, even though such definition does not currently apply to us because our shares of Common Stock are not listed on NASDAQ.

No Committees

Our Board of Directors does not, at present, have an audit, compensation or nominating committee, or any committee or committees performing similar functions.  All of these functions are, at present, performed by the Board of Directors as a whole.  The Board of Directors believes that, given its small size, the use of committees would hinder the Board’s efficiency and ability to respond quickly to the Company’s needs and circumstances.

Code of Ethics

   The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.  The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to:  Global Arena Holding, Inc., 555 Madison Avenue, 12th Floor, New York, NY 10022, Attention:  Secretary.

Communications with the Board of Directors

   Shareholders may communicate with the full Board of Directors or individual directors by submitting such communications in writing to Global Arena Holding, Inc., Attention: Board of Directors (or the individual director(s)), 555 Madison Avenue, 12th Floor, New York, NY 10022.  Such communications will be delivered directly to the directors.

Executive Officers

   Set forth below is a table identifying our executive officers:

     NAME                              POSITION

John S. Matthews        President, Chief Executive Officer, Chairman of the Board

Josh Winkler

Chief Financial Officer

   Biographical information for the executive officer set forth above is available under the caption “PROPOSAL IV.  ELECTION OF DIRECTORS.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  To the Company’s knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERSAND MANAGEMENT

The following table sets forth, as of July 16, 2014, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and Address	Amount	Percentage
Josh Winkler	3,244,566	14.78%
443 B 7th St.
Far Rockaway, NY 11691

John Matthews(1)	2,842,028(direct)	12.95%
10 Short Dr.,	1,042,157(indirect)	4.32%
Roslyn, NY 11576

All Officers and Directors as a Group (2 persons)	6,086,594(direct)	27.73%
	1,042,157(indirect)	4.32%
UBEquity Capital Partners, Inc.	3,072,027	14.00%
36 Lombard St., Ste 700
Toronto Ontario, Canada M5C 2X3

(1)  Indirectly beneficially owns 1,042,157 common shares held by JSM Capital Holding Corp.

Based upon 24,136,693 outstanding common shares as of July 16, 2014.

COMPENSATION OF EXECUTIVE OFFICERS

The following table set forth certain information as to the compensation paid to our executive officers.

Summary Compensation Table

Name and Principal Position	Cash Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John S. Matthews	2013	252,000	-	-	-	252,000
Chairman, CEO	2012	231,145	-	145,000	-	376,145
Josh Winkler	2013	185,000	-	-	-	29,000
CFO, Former CEO	2012	142,500	-	29,000	-	171,500

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock options to the Global Arena's executive officers and directors.

Outstanding Equity Awards at July 16, 2014

Name	Number of Securities Underlying Unexercised Options/ Exercisable	Number of Securities Underlying Unexercised Options/ Unexercisable	Option Exercise Price	Option Expiration Date
Josh Winkler	-	100,000	$0.45	7/17/15
John Matthews	-	500,000	$0.45	7/17/15
Joe Tarshish	-	150,000	$0.45	7/17/15
Brian Hagerman	-	150,000	$0.45	7/17/15
Martin Doane	-	200,000	$0.45	7/17/15
Nichlos Lobasso	-	150,000	$0.45	7/17/15
Facundo Bacardi	-	200,000	$0.45	7/17/15
Kathryn Weisbeck	-	150,000	$0.45	7/17/15
Albert Pette	-	100,000	$0.45	7/17/15
Marl Lisser	-	100,000	$0.45	7/17/15

Director Compensation for 2013.  Other than the stock options disclosed above, no amounts were paid for compensation of the directors.  Global Arena does not compensate its directors for their services as such.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed and estimated to be billed for the years ended December 31, 2013 and 2012 for professional services rendered by Wei, Wei and Co. LLP. for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the period ended December 31, 2013, were $92,600 and $99,300, respectively.

Audit related fees

The aggregate fees billed for the years ended December 31, 2013 and 2012 for assurance and related services by Wei, Wei and Co., LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements for that fiscal year were included in the above listed were $92,600 and $99,300, respectively.

Tax Fees

We incurred aggregate tax fees and expenses from Wei, Wei and Co., LLP during the years ended December 31, 2013 and 2012 for professional services rendered for tax compliance, tax advice, and tax planning of $15,500 and $14,050, respectively.

All Other Fees

The board of directors, acting as the Audit Committee considered whether, and determined that, the auditor's provision of non-audit services was compatible with maintaining the auditor's independence.  All of the services described above for fiscal year 2011 were approved by the board of directors pursuant to its policies and procedures.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors by the Board of Directors.  The board of directors, acting as the Audit Committee considered whether, and determined that, the auditor's provision of non-audit services was compatible with maintaining the auditor's independence.  All of the services described above for fiscal year 2012 and 2013 were approved by the board of directors pursuant to its policies and procedures.

PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

The following procedure should be utilized to submit a shareholder proposal:

All notices of proposals by shareholders, whether or not be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at Global Arena Holding, Inc., 555 Madison Avenue, 12th Floor, New York, NY 10022.  Any such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the books of the Company, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission.  Any proposal which an eligible shareholder desires to have included in the Company’s proxy statement and presented at the 2014 annual meeting of shareholders (which is expected to be held on or about August 7, 2015) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than March 20, 2015 (120 calendar days prior to the anniversary of the mailing date of this Proxy Statement) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of shareholder proposals for the 2014 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules.  With respect to these shareholder proposals for the 2014 annual meeting, the Company’s Proposed Bylaws, if adopted, provide certain requirements for advance notification by shareholders of business to be conducted at annual meetings but not necessarily included in the Company’s proxy statement.  In order to be timely, a shareholder notice must be delivered to or mailed and received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days prior to the date of the meeting.  These requirements are separate from and in addition to requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the 2013 Annual Meeting.  If any other matters properly come before the annual meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

EXHIBIT A

Global Arena Holding, Inc.

2011 STOCK AWARDS PLAN

AS AMENDED MAY 7, 2014

Purpose.  The purpose of the Global Arena Holding, Inc. 2011 Stock Awards Plan is to provide a means through which Global Arena Holding, Inc., a Delaware corporation, and its subsidiaries, if any, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company.  Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the particular circumstances as provided herein.

Definitions.  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)   "Affiliates" means any "parent corporation" of the Company and any "subsidiary" of the Company within the meaning of Code Sections 424(e) and (f), respectively, and any entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.

(b)   "Award" means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award or Stock Appreciation Right.

(c)   "Board" means the Board of Directors of the Company.

(d)   "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly- owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(e)   "Change of Control Value" shall mean (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if a Change of Control occurs other than pursuant (i) or (ii) above, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable.  In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)   "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)   "Committee" means the Board or any Compensation Committee of the Board which shall be constituted (i) as to permit the Plan to comply with Rule 16b-3, and (ii) solely of "outside directors," within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

(h)   "Company" means Global Arena Holding, Inc.

(i)   "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(j)   An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

(k)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

(l)   "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported.  If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded.  In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(m)   "Holder" means a Participant who has been granted an Award.

(n)   "Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Code.

(o)   "Nonqualified Stock Option" means an option granted under Section 7 of the Plan to purchase Stock that does not constitute an Incentive Stock Option.

(p)   "Option" means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(q)   "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

(r)   "Participant" means individually or collectively, an employee, member of the Board of Directors or person affiliated with the Company or any of its Affiliates, who participates in the Plan.

(s)   "Phantom Stock Award" means an Award granted under Section 10 of the Plan.

(t)   "Phantom Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(u)   "Reload Option" means the grant of a new Option to a Holder who exercises an Option(s) as provided in Section 7(f) of the Plan.

(v)   "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(w)   "Restricted Stock Award" means an Award granted under Section 9 of the Plan.

(x)   "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(y)   "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the price designated in such Stock Appreciation Right.

(z)   "Stock" means the Common Stock par value, $.001 per share, of the Company.

(aa)   "Stock Appreciation Right" means an Award granted under Section 8 of the Plan.

(bb)   "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

3.  Effective Date and Term.  The Plan shall be effective upon its adoption by the Board, provided that the Plan has been or is approved by the stockholders of the Company within twelve months of its adoption by the Board.  No further Awards may be granted under the Plan on or after the date which is ten years following the effective date.  The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

4.  Administration.  The Plan shall be administered by the Board or by the Committee as authorized by the Board (hereinafter where the term "Committee" is used "Board" shall be substituted, if no Committee has been established).  Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of common shares which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award.  In making such determinations the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

5.  Shares Subject to the Plan.  Subject to Section 11, the aggregate number of common shares that may be issued under the Plan shall be 3,100,000 shares.  The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of common stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

6.  Eligibility.  Awards may be granted only to persons who, at the time of grant, are employees, members of the Board or persons affiliated with the Company or any of its Affiliates.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Award or any combination thereof.

7.  Stock Options.

(a)  Option Period.  The term of each Option shall be as specified by the Committee at the date of grant.

(b)  Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)  Special Limitations on Incentive Stock Options.  Incentive Stock Options may only be granted to employees of the Company and a parent or subsidiary thereof which is an Affiliate.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all "incentive stock option" plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering common shares in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Committee.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d)  Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of common shares (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by reduction in the number of shares of common stock issuable upon the exercise of an Option, based on the Fair Market Value of the shares of common stock on the date the Option is exercised.  Each Option Agreement shall provide that the Option may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment or service on the exercisability of the Option.  Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs

   (i) an immediate market sale or margin loan respecting all or a part of the common shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price,

   (ii) the delivery of the shares of common stock from the Company directly to a brokerage firm and

  (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company.

Such Option Agreement may also include, without limitation, provisions relating to

    (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control,

   (ii) tax matters (including provisions (y) permitting the delivery of additional common shares or the withholding of common shares from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and

  (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Option Agreements need not be identical.

(e)  Option Price and Payment.  The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price shall not be less than, in the case of Incentive Stock Options, the Fair Market Value of Stock subject to an Option on the date the Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section 11.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f)  Reload Options.  The Committee shall have the authority to and, in its sole discretion may, specify at or after the time of grant of a Nonqualified Stock Option, that a Holder shall be automatically granted a Reload Option in the event such Holder exercises all or part of an original option within five years of the date of grant of the Original Option, by means of, in accordance with Section 7(d) of this Plan,

   (i) a cashless exercise,

  (ii) a reduction in the number of common shares issuable upon such exercise sufficient to pay the purchase price and the applicable withholding taxes, based on the Fair Market Value of the common shares on the date the Option is exercised, or

 (iii) surrendering to the Company already owned common shares in full or partial payment of the purchase price under the Original Option and the applicable withholding taxes.

The grant of Reload Options shall be subject to the availability of common shares under this Plan at the time of exercise of the Original Option and to the limits provided for in Section 5 of this Plan.  The Committee shall have the authority to determine the terms of any Reload Options granted.

(g)  Stockholder Rights and Privileges.  The Holder shall be entitled to all the privileges and rights of the stockholder only with respect to such common shares as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

(h)  Options and Rights in Substitution for Stock Options Granted by Other Corporations.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

8.  Stock Appreciation Rights.

(a)  Stock Appreciation Rights.  A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that the Stock Appreciation Right shall be cancelled when and to the extent the related Option is exercised and that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised.  Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee.  The Spread with respect to a Stock Appreciation Right shall be payable in cash, common shares with a Fair Market Value equal to the Spread or in a combination of cash and common shares, at the election of the Holder.  With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Section 11(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or a combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights.  Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

(b)  Other Terms and Conditions.  At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including but not limited to rules pertaining to termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to the expiration of such Stock Appreciation Rights.  Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award.  Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to

   (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control,

  (ii) tax matters (including provisions covering applicable wage withholding requirements), and

 (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c)  Award Price.  The award price of each Stock Appreciation Right shall be determined by the Committee, but such award price

   (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Section 7(c)), and

   (ii) shall be subject to adjustment as provided in Section 11.

(d)  Exercise Period.  The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e)  Limitations on Exercise of Stock Appreciation Right.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

 9.  Restricted Stock Awards.

(a)  Forfeiture Restrictions to be established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances.  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon

   (i) the attainment of business objectives established by the Committee that are based on

      (1) the price of a common share,

      (2) the Company's earnings per share,

      (3) the Company's revenue,

      (4) the revenue of a business unit of the Company designated by the Committee,

      (5) the return on stockholders' equity achieved by the Company,

      (6) the Company's pre-tax cash flow from operations, or

      (7) similar criteria established by the Committee,

   (ii) the Holder's continued employment with the Company for a specified period of time, or

  (iii) other measurements of individual, business unit or Company performance.

Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.  The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9(b) or Section 11.

(b)  Other Terms and Conditions.  Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that

    (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired,

   (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired,

  (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and

   (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.  Such Restricted Stock Agreement may also include, without limitation, provisions relating to

    (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards,

   (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and

  (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c)  Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)  Agreements.  At the time any Award is made under this Section 9, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Agreements need not be identical.

 10.  Phantom Stock Awards.

(a)  Phantom Stock Awards.  Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of Stock over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law).  Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

(b)  Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c)  Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d)  Payment.  Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion.  Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.  Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee and as provided in the Phantom Stock Award Agreement.  If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(e)  Termination of Employment or Service.  A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ or in the service of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

(f)  Agreements.  At the time any Award is made under this Section 10, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such matters described in this Section 10 as the Committee may determine to be appropriate.  The terms and provisions of the respective agreements need not be identical.

 11.  Recapitalization and Reorganization.

(a)   The shares with respect to which Awards may be granted are common shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company of the common shares, then the number of common shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(b)   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of common shares then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of common shares then covered by such Award.

(c)   In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if any, applicable to the Award. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of common shares then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of common shares then covered by such Option.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d)   In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 11, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of common shares or other consideration subject to such Awards.  In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)   Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g)   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or the granting of any later Awards under the Plan or any other stock plan, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of common shares subject to Awards theretofore granted or the purchase price per share, if applicable.

12.  Amendment and Termination.  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

13.  Miscellaneous.

(a)  No Right to An Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)  No Employment Rights Conferred.  Nothing contained in the Plan shall

   (i) confer upon any Participant any right to continue as an employee or person affiliated with the Company or any subsidiary or

  (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or consulting arrangement at any time.

(c)  Other Laws; Withholding.  The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional common shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)  No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

(e)  Restrictions on Transfer.  Except as otherwise determined by the Committee in cases other than in connection with Incentive Stock Options, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

(f)  Rule 16b-3.  It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3.  If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(g)  Section 162(m).  If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance- based" compensation within the meaning of such section.  If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(h)  Governing Law.  This Plan shall be construed in accordance with the laws of the state of Delaware.

14.  Burden and Benefit

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives.

Amended on the 7th day of May, 2014.

Global Arena Holding, Inc.

By: /s/ John Matthews

--------------------------

John Matthews, CEO

EXHIBIT B

BYLAWS OF GLOBAL ARENA HOLDING, INC.

Section 1.1 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meeting. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders must be by written ballot and must be conducted by inspectors unless the Board of Directors determines otherwise. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to these Bylaws, (b) by or at the direction of the Chairman of the Board or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(C) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.11 Inspectors of Elections; Opening and Closing the Polls.

(A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

(B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 Number; Qualifications; Term of Office.

A)

The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.  Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

B)

The directors of the Corporation shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II, and Class III.  Each of these classes shall be as nearly equal in number as possible.  Each initial director in Class I shall hold office for a term expiring at the first annual meeting of the shareholders after the date of adoption of these Bylaws (the “Adoption Date”); each initial director in Class II shall hold office for a term expiring at the second annual meeting of the shareholders after the Adoption Date; and each initial director in Class III shall hold office for a term expiring at the third annual meeting of the shareholders after the Adoption Date.  At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director.

Section 2.2 Election; Resignation; Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

Section 2.3 Newly Created Directorships and Vacancies.  Unless otherwise provided in the Articles of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors, shall be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected to hold office for a term expiring at the next annual meeting of shareholders, or until his earlier death, resignation or removal.

Section 2.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

Section 2.6 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE 3.

COMMITTEES

Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in a place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE 4.

OFFICERS

Section 4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE 5.

STOCK

Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 6.

INDEMNIFICATION

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.6 Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

GLOBAL ARENA HOLDING, INC.

PROXY FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

AUGUST 7, 2014

The undersigned hereby constitutes and appoints John Matthews, the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) (the “Proxies”), to vote all of the shares of Global Arena Holding, Inc. owned by the undersigned on July 7, 2014 (the Record Date), at the 2013 Annual Meeting of Shareholders of Global Arena Holding, Inc. to be held at 555 Madison Avenue, 12th Floor, New York, NY 10022 on August 7, 2014, at 10:00 a.m., local time (including adjournments), with all powers that the undersigned would possess if personally present.

THE BOARD RECOMMENDS A VOTE FOR

EACH PROPOSAL AND NOMINEE.

I.   PROPOSAL TO APPROVE THE MAY 7, 2014 AMENDMENT TO THE COMPANY’S STOCK AWARDS PLAN, ORIGINALLY FILED JUNE 27, 2011

___ FOR          ___ AGAINST          ___ ABSTAIN

II.  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED PREFERRED SHARES

___ FOR          ___ AGAINST          ___ ABSTAIN

III.  PROPOSAL TO AMEND AND RESTATE THE COMPANY’S BYLAWS TO CREATE A STAGGERED BOARD

___ FOR          ___ AGAINST          ___ ABSTAIN

IV.   ELECTION OF DIRECTORS.

A.

If Proposal II is adopted, to elect eight directors:

  Joshua Winkler to serve as a Class I Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Anthony Crisci, Jr. to serve as a Class I Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Martin Doane to serve as a Class I Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Kathryn Weisbeck to serve as a Class II Director with her term expiring at the 2015 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Simon Littlewood to serve as a Class II Director with his term expiring at the 2015 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Facundo Bacardi to serve as a Class II Director with his term expiring at the 2015 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  John S. Matthews to serve as a Class III Director with his term expiring at the 2016 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  George Ma Liqiang to serve as a Class III Director with his term expiring at the 2016 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

B. If Proposal III is not approved, to elect 8 directors:

  Joshua Winkler to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Anthony Crisci, Jr. to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Martin Doane to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Kathryn Weisbeck to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Simon Littlewood to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  Facundo Bacardi to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  John S. Matthews to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

  George Ma Liqiang to serve as a Director with his term expiring at the 2014 Annual Meeting of Shareholders

___ FOR          ___ AGAINST          ___ ABSTAIN

Should any other matter requiring a vote of the shareholders arise, the above-named Proxies, and each of them acting alone, are authorized to vote the shares represented by this Proxy as their judgment indicates is in the best interest of Global Arena Holding, Inc.

This Proxy is solicited on behalf of the management of Global Arena Holding, Inc.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the proposals described above.

IMPORTANT:  Please date this Proxy and sign exactly as your name or names appear hereon.  If shares are held jointly, both owners must sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated:  ______________________, 2014

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To Our Shareholders:

     Whether or not you are able to attend our 2013 Annual Meeting of Shareholders, it is important that your shares be represented, regardless of the number of shares you own.  Accordingly, please complete and sign the Proxy provided above and mail it in the enclosed postage paid envelope.

     We look forward to receiving your voted Proxy at your earliest convenience.